Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Post-Effective Amendment to Form S-1 of our report dated April 15, 2025 relating to the financial statements of EON Resources Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Houston, TX

July 2, 2025

Marcum llp / 6002 Rogerdale Road / Suite 300 / Houston, TX 77072 / Phone 281.223.5500 / marcumllp.com